Exhibit (a)(1)(B)

LETTER OF TRANSMITTAL

Offer to Exchange

ELEVAI LABS INC.

Offer to Exchange Common Stock for Series B Preferred Stock

THIS OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE FOLLOWING 11:59 P.M. (12:00 MIDNIGHT), EASTERN STANDARD TIME, ON NOVEMBER 5, 2024, UNLESS EXTENDED OR EARLIER TERMINATED (THE “EXPIRATION DATE”).

VSTOCK TRANSFER, LLC

If delivering via Registered, Overnight Mail or First Class Mail:

VStock Transfer, LLC
18 Lafayette Place
Woodmere, New York 11598
Attn: Young D. Kim

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE EXCHANGE AGENT FOR THE OFFER.

PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL, INCLUDING THE ACCOMPANYING INSTRUCTIONS, CAREFULLY BEFORE COMPLETING.

VSTOCK TRANSFER

LETTER OF TRANSMITTAL

Ph: (212) 828-8436 Fax: (646) 53
6-3179
www.VStockTransfer.com

WHERE TO FORWARD YOUR TRANSMITTAL

The method of delivery of certificate(s) and all other required documents is at the election and risk of the owner. If you elect to send them by mail, it is recommended that you send them by overnight, certified, or registered mail with return receipt requested. Delivery will be deemed effective only when received by VStock Transfer.

By mail: VStock Transfer, Shareholder Services, 18 Lafayette Place, Woodmere, NY 11598.

COMPANY NAME:	CUSIP

❶ ACCOUNT REGISTRATION:

Name
Address

❷ CERTIFICATE INFORMATION:

Certificate No.	Shares

IMPORTANT: You must submit your original stock certificate(s) listed in Box 2 in conjunction with this letter of transmittal for exchange.

❸ Post Reverse/Forward Split Summary:

Common Stock: ________ Shares
Cash Payment: $________ US Dollars

❹ THIS LETTER OF TRANSMITTAL MUST BE SIGNED BY ALL REGISTERED OWNERS

Each registered owner must sign here exactly as the name(s) appear(s) in the **account registration. If all registered owners have signed this Letter of Transmittal, no endorsements of certificates or separate stock powers are required.**

If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other acting in a fiduciary or representative capacity, it must be so indicated and proper evidence of authority, satisfactory to VStock Transfer must be submitted.

THE UNDERSIGNED REPRESENTS THAT I (WE) HAVE FULL AUTHORITY TO SURRENDER WITHOUT RESTRICTION THE CERTIFICATE(S) ENCLOSED HEREIN.

SIGNATURE: ____________________________

SIGNATURE: ____________________________

DATE: ___________________

Telephone number (required): ___________________________

Email address: ____

❺ SPECIAL ISSUANCE / PAYMENT INSTRUCTIONS

To be completed ONLY if issuance/payment is to be made in a name other than that shown in the Account Registration section. **Please note, an appropriate Form W-9 or Form W-8, as applicable, must also be completed for the person receiving the issuance/payment.** You may obtain such forms by contacting the agent or by visiting www.irs.gov.

If you have completed this section, your signature on the face of this Letter of Transmittal must be guaranteed by a bank, broker or other financial institution that is a member of a Securities Transfer Association-approved medallion program such as STAMP, SEMP or MSP.

ISSUE TO:

NAME: ____

Address: ____

____

____

SOCIAL SECURITY OR TAXPAYER ID NUMBER OF RECIPIENT:

___ ___ ___ ___ ___ ___ ___ ___ ___

Place Medallion Stamp Here

❻ SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if delivery is to be made to someone other than the registered holder(s), or to such registered holder(s) at a non-permanent address or an address other than that shown on opposite side.

If you have completed this section, and the address change is non-permanent, your signature on the face this Letter of Transmittal must be guaranteed by a bank, broker or other financial institution that is a member of a Securities Transfer Association-approved medallion program such as STAMP, SEMP or MSP.

MAIL TO:

NAME: ____

Address: ____

____

____

☐ PLEASE CHECK THIS BOX IF THIS IS A PERMANENT CHANGE OF ADDRESS

(SEE INSTRUCTION 1)

PLEASE REFER TO THE BACK OF THIS FORM FOR ADDITIONAL IMPORTANT INFORMATION AND INSTRUCTIONS ON COMPLETING THIS LETTER OF TRANSMITTAL THIS SECTION CONTAINS YOUR CURRENT NAME AND ADDRESS AS THEY ARE REFLECTED ON OUR RECORDS. IF YOU WANT YOUR CERTIFICATES DELIVERED TO ANOTHER ADDRESS OR TO ANOTHER PERSON, PLEASE SEE THE INSTRUCTIONS FOR BOXES AND . THIS SECTION INDICATES (A) CERTIFICATE NUMBERS AND RESPECTIVE AMOUNT OF COMMON STOCK or (B) CONVERTIBLE NOTES AS REFLECTED ON OUR RECORDS. IF YOU HAVE ANY QUESTIONS REGARDING YOUR CERTIFICATES OR CONVERTIBLE NOTES, PLEASE CONTACT VStock 212-828-8436 VStock PRIOR TO REMITTING THE TRANSMITTAL MATERIAL. MOST SHARES OF COMMON STOCK ARE IN UNCERTIFICATED FORM AND UNCERTIFICATED SHARES ARE DEISGNATED AS “BOOK-____.” IF YOU HAVE BEEN ISSUED A STOCK CERTIFIATE AND ARE NOT IN POSSESSION OF SOME OR ALL OF YOUR CERTIFICATES OR CONVERTIBLE NOTES, PLEASE CONTACT VStock, WHICH MAY REQUEST THAT YOU PROVIDE ADDITIONAL INFORMATION AND A CHECK FOR THE POSTING OF A SURETY BOND PRIOR TO DELIVERING YOUR NEW CERTIFICATES. THIS SECTION SHOWS THE TOTAL AMOUNT OF SECURITIES OWNED BY YOU POST-IPO. CERTIFICATION OF YOUR TAX ID NUMBER IS REQUIRED IN ORDER TO PREVENT WITHHOLDING FROM YOUR ENTITLEMENT PROCEEDS. YOU MUST FILL OUT, SIGN AND DATE THIS FORM W-9 (OR SUBMIT A FORM W-8, AS APPLICABLE), OTHERWISE YOUR TRANSMITTAL AND ACCOMPANYING DOCUMENTS MAY BE REJECTED AND RETURNED TO YOU. THIS SECTION MUST BE SIGNED AND DATED BY ALL REGISTERED OWNERS, OTHERWISE YOUR TRANSMITTAL AND ACCOMPANYING DOCUMENTS MAY BE REJECTED AND RETURNED TO YOU. THIS SECTION SHOULD BE COMPLETED AND SIGNED IF YOU WANT YOUR ENTITLEMENT TO BE ISSUED IN ANOTHER NAME. A MEDALLION SIGNATURE GUARANTEE WILL BE REQUIRED. THIS SECTION SHOULD BE COMPLETED AND SIGNED IF YOU WANT YOUR ENTITLEMENT TO BE MAILED TO AN ALTERNATE ADDRESS THAT IS DIFFERENT THAN YOUR ADDRESS IN THE “ACCOUNT REGISTRATION” SECTION. A MEDALLION SIGNATURE GUARANTEE MAY BE REQUIRED. SPECIAL ISSUANCE / PAYMENT INSTRUCTIONS To be completed ONLY if issuance/payment is to be made in a name other than that shown in the Account Registration section on the reverse side of this form. Please note, an appropriate Form W-9 or Form W-8, as applicable, must also be completed for the person receiving the issuance/payment. You may obtain such forms by contacting the agent at the number listed on the reverse side or by visiting www.irs.gov. If you have completed this section, your signature on the face of this Letter of Transmittal must be guaranteed by a bank, broker or other financial institution that is a member of a Securities Transfer Association-approved medallion program such as STAMP, SEMP or MSP. ISSUE TO: NAME: ____________________________________________________ Address: __________________________________________________ __________________________________________________________ __________________________________________________________ SOCIAL SECURITY OR TAXPAYER ID NUMBER OF RECIPIENT: ___ ___ ___ ___ ___ ___ ___ ___ ___ SPECIAL DELIVERY INSTRUCTIONS To be completed ONLY if delivery is to be made to someone other than the registered holder(s), or to such registered holder(s) at a non-permanent address or an address other than that shown on opposite side. If you have completed this section, and the address change is non-permanent, your signature on the face this Letter of Transmittal must be guaranteed by a bank, broker or other financial institution that is a member of a Securities Transfer Association-approved medallion program such as STAMP, SEMP or MSP. MAIL TO: NAME: ____________________________________________________ Address: __________________________________________________ __________________________________________________________ __________________________________________________________ PLEASE CHECK THIS BOX IF THIS IS A PERMANENT CHANGE OF ADDRESS (SEE INSTRUCTION 1) All questions as to the validity, form and eligibility of any surrender of certificates or convertible notes will be determined by VStock Transfer or the issuer and such determination shall be final and binding. VStock Transfer and the issuer reserve the right to waive any irregularities or defects in the surrender of any certificates. A surrender will not be deemed to have been made until all irregularities have been cured or waived. If your certificates are registered in different names, a separate Letter of Transmittal must be submitted for each registration. Additional Letters of Transmittal can be obtained by contacting VStock Transfer at the numbers listed above. If payment for securities is to be made to any person other than the registered holder, or if surrendered certificates are registered in the name of any person other than the person(s) signing the Letter of Transmittal, any stock transfer taxes payable as a result of the transfer to such person (whether imposed on the registered holder or such person) shall be paid prior to the submission of this Letter of Transmittal. VStock Transfer reserves the right to deduct the amount of such taxes from the payment, if satisfactory evidence of the payment of such taxes, or exemption therefrom, is not submitted. If the Letter of Transmittal is signed by a person other than the registered owner (e.g., where the shares or convertible notes have been assigned), the Letter of Transmittal must be accompanied by a stock power guaranteed by a bank, broker or other financial institution that is a member of a Securities Transfer Association-approved medallion program such as STAMP, SEMP or MSP.